POSSIS MEDICAL, INC.
                          1999 STOCK COMPENSATION PLAN

     Section 1. Purpose.

     The purpose of the Possis Medical, Inc. 1999 Stock Compensation Plan (the "Plan") is to promote the interests of Possis Medical, Inc. (the "Company") and its shareholders by aiding the Company in attracting, retaining and providing incentives to employees, officers, consultants, independent contractors and non-employee directors.

     Section 2. Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company; and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (e) "Committee" shall mean either the Board of Directors of the Company or a committee of the Board of Directors appointed by the Board of Directors to administer the Plan, comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3. The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     (f) "Company" shall mean Possis Medical, Inc., a Minnesota corporation, and any successor corporation.

     (g) "Director" shall mean a member of the Board of Directors of the Company.

     (h) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

     (i) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

     (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than: (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange; (ii) the last sale price, if the Shares are then quoted on the NASDAQ National Market; or (iii) the average of the closing representative bid and asked prices of the Shares in all other cases; on the date as of which fair market value is being determined. If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

     (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

     (n) "Other Stock Grant" shall mean any right granted under Section 6(f) of the Plan.

     (o) "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

     (p) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

     (q) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     (r)  "Person"  shall  mean  any   individual,   corporation,   partnership,
association or trust.

     (s) "Plan" shall mean the Possis Medical, Inc. 1999 Stock Compensation Plan, as amended from time to time.

     (t) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

     (u) "Restricted Stock" shall mean any Shares granted under Section 6(c) of the Plan.

     (v) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

     (w) "Shares" shall mean shares of Common Stock, $0.40 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

     (x) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

     Section 3. Administration.

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;
(vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award, and any employee of the Company.

     (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

     Section 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued under all Awards under the Plan shall be 2,000,000, which number shall be increased annually effective August 1 by a number of shares equal to 2% of the number of shares of the Company issued and outstanding at the end of the immediately preceding fiscal year. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

     (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c)), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     Section 5. Eligibility.

     Any Eligible Person of the Company or any Affiliate shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6. Awards.

     (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided however, that the purchase price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

     (ii) Option Term. The term of each Option shall be fixed by the Committee.

     (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

     (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the Participant less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.


     (ii) Stock Certificates: Delivery of Shares. Any Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

     (iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant's Termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

     (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

     (e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreement, under which the Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.

     (f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

     (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares
(including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

     (h) General.

     (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

     (iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

     (vi) Restrictions: Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award until such Shares or other securities have been listed on such securities exchange.

     (i) Directors' Options.

     (i) Annual Grant. Directors of the Company who are not otherwise employees shall receive annually on January 2 Non-Qualified Options to purchase 3,000 shares of Stock. The exercise price for the Shares shall be the Fair Market Value of the stock on the date of the grant. Each Option shall become exercisable in annual increments of 750 shares beginning on the first anniversary of the date of grant, shall be exercisable for ten years following grant, and shall be generally subject to the terms and conditions set forth in the Plan.

     (ii) Options in Lieu of Director's Fees. Each Director who is not otherwise an employee of the Company shall be permitted to elect to receive fees that would otherwise be due for services as a Director in the form of discounted Non-Qualified Stock Options. Such election must be made on or before June 1 of each year with regard to fees that would otherwise be payable for that calendar year. The exercise price of such Options shall be 50% of the Fair Market Value on the date of grant, which shall be January 2 of the year following the year for which the fees were earned. Each Option shall become exercisable in full six months following the date of grant, shall be exercisable for ten years following the date of grant, and shall be generally subject to the terms and conditions set forth in the Plan. The number of Shares subject to each Option shall be calculated by dividing the fees owed by the dollar amount of the discount from Fair Market Value in the exercise price.

     (iii) The provisions of this Section 6(i) herein shall not prevent the Committee or the Board from granting other and additional Awards to Directors of the Company who are not employees of the Company, subject only to the terms and conditions set forth in the Plan.

     Section 7. Change in Control Provisions

     (a) In the event of a "Change in Control" as defined herein, the following acceleration and valuation provisions shall apply:

     (i) Any Award, unless provided to the contrary in the related Award Agreement, shall become fully exercisable and vested.

     (ii) The value of all outstanding Awards shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, with respect to Options granted to employees and non-Directors, be cashed out on the basis of the "Change in Control Price" as defined herein as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) Change in Control shall mean:

     (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; or

     (ii) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (i) representing 25% or more, but not more than 50%, of the combined voting power of the Company's then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as hereinafter defined) or
(ii) representing more than 50% of the combined voting power of the Company's then outstanding securities (regardless of any approval by the Continuing Directors); provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of the Plan by reason of the ownership of 25% or more of the total voting capital stock of the Company then issued and outstanding by the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding Shares organized, appointed or established for, or pursuant to the terms of, any such plan; or

     (iii) the announcement of a tender offer by any person or entity for 20% or more of the Company's voting capital stock then issued and outstanding, which tender offer has not been approved by the Board, a majority of the members of which are Continuing Directors, and recommended to the shareholders of the Company; or

     (iv) the Continuing Directors cease to constitute a majority of the Company's Board of Directors; or

     (v) the shareholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger;
(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

     (c) Continuing Director shall mean: any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors as of the Effective Date or (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 1 3d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; and "Affiliate" and "Associate" shall have their respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     (d) Change in Control Price shall mean: the highest price per share paid in any transaction reported on NASDAQ/NMS or, if the Company's Stock is listed on a national securities exchange, such exchange, or paid or offered in any bona fide transaction related to the Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control in each case as determined by the Committee.

     Section 8. Amendment and Termination: Adjustments.

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan.

     (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively, except as otherwise provided herein or in an Award Agreement. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     Section 9. Income Tax Withholding; Tax Bonuses.

     (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

     (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 10. General Provisions.

     (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

     (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

     (c) No Rights of Shareholders. Except with respect to Restricted Stock and other Stock grants, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a Shareholder of the Company in respect of any shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

     Section 11. Effective Date of the Plan.

     The Plan shall be effective as of December 16, 1999. If the Company's shareholders do not approve the Plan at the Annual Meeting of Shareholders scheduled for December 15, 1999, the Plan shall be null and void.

     Section 12. Term of the Plan.

     Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

     Section 13. Applicability to Grants under Other Company Plans.

     No further Awards shall be granted under any other Stock Compensation Plan currently maintained by the Company. All existing Plans shall, however, remain in effect until all options or awards granted pursuant thereto have been exercised or have expired or terminated by their terms.